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                                                                      EXHIBIT 99

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                    ss. 906 OF THE SARBANES-OXLEY ACT OF 2002


            In connection with the Quarterly Report on Form 10-QSB of SulphCo, Inc. (the "Company") for the quarterly period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Rudolf W. Gunnerman, Chief Executive Officer of the Company, and Pat Lacy, Controller, Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/S/ RUDOLF W. GUNNERMAN
-----------------------
Rudolf W. Gunnerman
Chief Executive Officer

May 14, 2003

/S/ PAT LACY
------------
Pat Lacy
Chief Financial and Accounting Officer

May 14, 2003


            This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.